Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2023, relating to the financial statements of Eargo, Inc., appearing in the Annual Report on Form 10-K of Eargo, Inc. for the year ended December 31, 2022.
/s/ Deloitte & Touche LLP

San Jose, California
March 23, 2023